Exhibit 10.3

December 27, 2024

Crown Crafts, Inc.

Sassy Baby, Inc.

916 South Burnside Avenue

Gonzales, Louisiana 70737

Nojo Baby & Kids, Inc.

711 West Walnut Street

Compton, California 90220

Re: Financial Reporting – Fixed Charge Coverage

Ladies and Gentlemen:

We refer you to the Financing Agreement dated July 11, 2006 (as supplemented, amended and/or restated from time to time, the “Financing Agreement”). Capitalized terms used and not otherwise defined herein shall have the same meanings given them in the Financing Agreement.

The Financing Agreement requires you to meet a Fixed Charge Coverage Ratio at the end of each fiscal quarter all as provided in Section 7.3 of the Financing Agreement (the “Fixed Charge Covenant”). Based upon information provided to us, you have not met the Fixed Charge Covenant for the fiscal quarter ended September 29, 2024 (the “September FCC Failure”). Further, you have advised us that you do not anticipate meeting the Fixed Charge Covenant for the fiscal quarter ending December 29, 2024 (the “December FCC Failure”).

This letter confirms that we hereby waive the September FCC Failure and that upon the occurrence of the December FCC Failure, such breach will be deemed to be waived by us. Furthermore, until we advise you otherwise, you agree that this letter agreement shall modify the Financing Agreement by inserting the number “$7,000,000.00” in lieu of the text “50% of the outstanding balance of the Term Loan” in Section 7.3(b) thereof. Upon our written or electronic notice to you, such modification shall revert to the text in effect on the date hereof without further change to the Financing Agreement.

This letter may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter by electronic transmission in “PDF” or other imaging format shall be equally as effective as delivery of an original executed counterpart of the letter. This letter may be executed and authenticated by each party by electronic or digital means, and each of us expressly consents to the use of an electronic version of this letter to embody the entire agreement and understanding between us.  An authorized, electronically-affixed or digitally-affixed signature, when received shall be binding for all purposes as if an original signature.

CIT Commercial Services

201 S. Tryon St.

Charlotte, NC 20208

Except to the extent set forth herein, no other waiver of, or change in any of the terms, provisions or conditions of the Financing Agreement is intended or implied. If you are in agreement with the foregoing, please so indicate by signing and returning to us this letter.

Very truly yours,

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:	/s/ Vernon R. Wells
Name:	Vernon R. Wells
Title:	Director

Read and Agreed to:

CROWN CRAFTS, INC.

By:	/s/ Craig J. Demarest	January 2, 2025
Name:	Craig J. Demarest
Title:	CFO

SASSY BABY, INC.

By:	/s/ Craig J. Demarest	January 2, 2025
Name:	Craig J. Demarest
Title:	CFO

NOJO BABY & KIDS, INC.

By:	/s/ Craig J. Demarest	January 2, 2025
Name:	Craig J. Demarest
Title:	CFO